                                                                    EXHIBIT 10.5




                            TAX SEPARATION AGREEMENT

                          dated as of _________ , 1999

                                  by and among

                             OYO CORPORATION U.S.A.

                                      and

                                TRUE TIME, INC.

                               TABLE OF CONTENTS


SECTION 1. DEFINITIONS......................................................-1-

SECTION 2. PREPARATION AND FILING OF TAX RETURNS............................-6-
     2.1  IN GENERAL........................................................-6-
     2.2  MANNER OF PREPARING AND FILING TAX RETURNS........................-6-
     2.3  AGENT.............................................................-7-

SECTION 3. PAYMENT OF TAXES TO TAX AUTHORITIES..............................-7-
     3.1  FEDERAL INCOME TAXES..............................................-8-
     3.2  NON-FEDERAL COMBINED TAXES........................................-8-
     3.3  NON-FEDERAL SEPARATE TAXES........................................-8-
     3.4  OTHER FEDERAL TAXES...............................................-8-
     3.5  TRANSFER TAXES....................................................-8-

SECTION 4. ALLOCATION OF TAXES..............................................-8-
     4.1  TRUE TIME LIABILITY FOR FEDERAL INCOME TAXES AND NON-FEDERAL
          COMBINED TAXES....................................................-8-
     4.2  TRUE TIME FEDERAL INCOME TAX LIABILITY............................-8-
     4.3  TRUE TIME COMBINED TAX LIABILITY..................................-9-
     4.4  COOPERATION.......................................................-9-
     4.5  TAX SHARING INSTALLMENT PAYMENTS..................................-9-
     4.6  TAX SHARING TRUE-UP PAYMENTS.....................................-10-
     4.7  REDETERMINATION AMOUNTS..........................................-10-
     4.8  PAYMENT OF TAXES FOR POST-DECONSOLIDATION PERIODS................-11-

SECTION 5. TAX ATTRIBUTES..................................................-11-
     5.1  ALLOCATION OF TAX ITEMS..........................................-11-
     5.2  POST-DECONSOLIDATION.............................................-12-

SECTION 6. ADDITIONAL OBLIGATIONS..........................................-12-
     6.1  PROVISION OF INFORMATION AND MUTUAL COOPERATION..................-12-
     6.2  INDEMNIFICATION. ................................................-13-
     6.3  TAX CONSEQUENCES OF PAYMENTS.....................................-13-
     6.4  INTEREST.........................................................-15-

SECTION 7. AUDITS..........................................................-15-
     7.1  IN GENERAL.......................................................-15-
     7.2  NOTICE...........................................................-16-
     7.3  FAILURE TO NOTIFY................................................-16-
     7.4  REMEDIES.........................................................-16-


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
SECTION 8. DISPUTE RESOLUTION..............................................-16-

SECTION 9. IPO RELATED ITEMS...............................................-16-
     9.1  LIABILITY FOR DECONSOLIDATION TAXES; GOOD FAITH..................-16-
     9.2  TAX REPORTING OF IPO RELATED ITEMS...............................-17-
     9.3  AUDITS RELATING TO IPO...........................................-17-

SECTION 10.  MISCELLANEOUS.................................................-17-
     10.1  EFFECTIVENESS...................................................-17-
     10.2  NOTICES.........................................................-17-
     10.3  CHANGES IN LAW..................................................-18-
     10.4  SUCCESSORS AND ASSIGNS..........................................-18-
     10.5  AUTHORIZATION, ETC..............................................-18-
     10.6  COMPLETE AGREEMENT..............................................-18-
     10.7  INTERPRETATION..................................................-19-
     10.8  GOVERNING LAW...................................................-19-
     10.9  COUNTERPARTS....................................................-19-
     10.10  LEGAL ENFORCEABILITY...........................................-19-
     10.11  NO THIRD PARTY BENEFICIARIES...................................-19-
     10.12  JURISDICTION; FORUM............................................-19-
     10.13  AMENDMENT AND MODIFICATION.....................................-20-

                            TAX SEPARATION AGREEMENT

         TAX SHARING AGREEMENT (this "Agreement"), dated as of December __, 1999, by and among OYO Corporation, U.S.A. ("OYO"), a Texas corporation, and True Time, Inc. ("True Time"), a Delaware corporation and wholly-owned subsidiary of OYO Corporation.

                                    RECITALS

         WHEREAS, OYO is the common parent corporation of an affiliated group of corporations within the meaning of Section 1504(a) of the Code (as defined herein) and of consolidated, combined, unitary and other similar groups as defined under similar laws of other jurisdictions, and True Time is a member of such groups;

         WHEREAS, the groups, of which OYO Corporation is the common parent and True Time is a member, file or intend to file Consolidated Returns and Combined Returns (as defined herein);

         WHEREAS, the Board of Directors of OYO has determined that it is in the best interests of OYO and its stockholders to offer 3,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") of True Time for sale to the public pursuant to an initial public offering (Registration No. 333-90269) (the "IPO");

         WHEREAS, it is appropriate and desirable to set forth the principles and responsibilities of the parties to this Agreement regarding the allocation of Taxes (as defined herein) and other related liabilities and adjustments with respect to Taxes, Audits (as defined herein) and other related Tax matters.

         NOW THEREFORE, in consideration of the premises or promises and the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS - Capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

         "AUDIT" includes any audit, assessment of Taxes, other examination by any Tax Authority, proceeding, or appeal of such a proceeding relating to Taxes, whether administrative or judicial.

         "CODE" means the United States Internal Revenue Code of 1986, as amended, or any successor statute.

         "COMBINED GROUP" means a group of corporations or other entities that files a Combined Return or a corporation or other entity that files a Combined Return described in clause (ii) of the definition of "Combined Return."

         "COMBINED RETURN" means any Tax Return with respect to Non-Federal Taxes (i) filed on a consolidated, combined (including nexus combination, worldwide combination, domestic combination, line of business combination or any other form of combination) or unitary basis wherein True Time joins in the filing of such Tax Return (for any taxable period or portion thereof) with OYO or one or more OYO Affiliates, or (ii) pursuant to which Tax Items or Tax Assets of (A) OYO (or any OYO Affiliate) are included on a separate Tax Return of True Time or (B) True Time are included on a separate Tax Return of OYO (or any OYO Affiliate).

         "CONSOLIDATED GROUP" means an affiliated group of corporations within the meaning of Section 1504(a) of the Code that files a Consolidated Return.

         "CONSOLIDATED RETURN" means any Tax Return with respect to Federal Income Taxes filed on a consolidated basis wherein True Time joins in the filing of such Tax Return (for any taxable period or portion thereof) with OYO or one or more OYO Affiliates.

         "DECONSOLIDATION" means with respect to each Tax Return (i) any event pursuant to which True Time ceases to be a subsidiary corporation includible in the Consolidated Return, (ii) any event pursuant to which True Time ceases to continue to be included in a Combined Return which includes OYO and/or an OYO Affiliate, (iii) any event pursuant to which a Tax Return described in clause
(ii) of the definition of Combined Return no longer includes Tax Items or Tax Assets of both OYO (or any OYO Affiliate) and True Time.

         "DECONSOLIDATION DATE" means the day on which a Deconsolidation occurs (such as IPO).

         "DECONSOLIDATION TAX" means any Tax, resulting from a Deconsolidation, taken into account under Section 1.1502-13 or Section 1.1502-19 or any predecessor provision of the Treasury Regulations (or any similar provision under Non-Federal Tax law).

         "ESTIMATED FEDERAL INCOME TAX INSTALLMENT DATE" means the installments due dates prescribed in Sections 6655(c), (i) of the Code (presently January 15, March 15, June 15 and September 15).

         "FEDERAL INCOME TAX" means any Tax imposed under Subtitle A of the Code or any other provision of United States federal Income Tax law (including the Taxes imposed by Sections 11, 55, 59A, and 1201(a) of the Code), and any interest, additions to Tax or penalties applicable or related thereto.

         "FEDERAL TAX" means any Tax imposed under the Code or otherwise under United States federal Tax law.

         "FINAL DETERMINATION" means the final resolution of any Tax (or other matter) for a taxable period, including related interest or penalties, that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (1) by the expiration of a statute of limitations or a period for the filing of claims for refunds, amending Tax Returns, appealing from adverse determinations, or recovering any refund(including by offset), (2) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, (3) by a closing agreement or an accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under laws of other jurisdictions, (4) by execution of an Internal Revenue Service Form 870 or 870AD, or by a comparable form under the laws of other jurisdictions (excluding, however, with respect to a particular Tax Item for a particular taxable period any such form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Tax Authority to assert a further deficiency with respect to such Tax Item for such period), or (5) by any allowance of a refund or credit, but only after the expiration of all periods during which such refund or credit may be recovered (including by way of offset).

         "INCOME TAX" means (a) any Tax based upon, measured by, or calculated with respect to (1) net income or profits (including, without limitation, any capital gains Tax, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (2) multiple bases if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause(1) above, or (b) any state or local franchise Tax.

         "INDEMNIFIABLE LOSS DEDUCTION" has the meaning set forth in Section 6.3(b) of this Agreement.

         "INDEMNIFIED LOSS" has the meaning set forth in Section 6.3(b) of this Agreement.

         "INDEMNITEE" has the meaning set forth in Section 6.3(b) of this Agreement.

         "INDEMNITOR" has the meaning set forth in Section 6.3(b) of this Agreement.

         "INDEPENDENT FIRM" has the meaning set forth in Section 8 of this Agreement.

         "INTEREST ACCRUAL PERIOD" has the meaning set forth in Section 6.4 of this Agreement.

         "IPO" has the meaning set forth in the Recitals.

         "LOSS" means all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to any Tax which is the subject of a claim for indemnification under Section 6.2.

         "NON-FEDERAL COMBINED TAX" means any Non-Federal Tax with respect to which a Combined Return is filed.

         "NON-FEDERAL SEPARATE TAX" means any Non-Federal Tax other than a Non-Federal Combined Tax.

         "NON-FEDERAL TAX" means any Tax other than a Federal Tax.

         "OYO AFFILIATE" means any corporation or other entity in which OYO owns more than fifty percent (50%) of the total combined voting power (at any time after the completion of the IPO Restructuring), other than True Time or any True Time Affiliate.

         "OYO GROUP" means the affiliated group of corporations as defined in
Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which OYO is the common parent, and any corporation or other entity which is a member of such group for the relevant taxable period or portion thereof, but excluding True Time.

         "PAYMENT PERIOD" has the meaning set forth in Section 6.4 of this Agreement.

         "POST-DECONSOLIDATION PERIOD" means any taxable period with respect to a Consolidated Return or Combined Return, as the case may be, beginning after a Deconsolidation Date.

         "PRE-DECONSOLIDATION PERIOD" means any taxable period with respect to a Consolidated Return or Combined Return, as the case may be, beginning on or before a Deconsolidation Date.

         "PRIOR ARRANGEMENT" means Oyo's existing finance policy for allocation of Taxes.

         "PRIVILEGE" means any privilege that may be asserted under applicable law including, any privilege arising under or relating to the attorney-client relationship (including the attorney-client and work product privileges), the accountant-client privilege, and any privilege relating to internal evaluation processes.

         "PRO FORMA TRUE TIME COMBINED RETURN" means a pro forma Non-Federal Combined Tax return (or other schedule in connection therewith) prepared pursuant to Section 4.3 of this Agreement.

         "PRO FORMA TRUE TIME TAX RETURN" means a pro forma consolidated Federal Income Tax return (or other schedule in connection therewith) prepared pursuant to Section 4.2 of this Agreement.

         "RESTATED TAX SAVING AMOUNT" has the meaning set forth in Section 6.3(c) of this Agreement.

         "SEPARATE RETURN" means any Tax Return with respect to Non-Federal Separate Taxes filed by OYO, True Time, or any of their respective affiliates.

         "SERVICE" means the Internal Revenue Service or any successor agency or authority.

         "STRADDLE PERIOD" means any taxable period with respect to a Consolidated Return or Combined Return, as the case may be, beginning on or before the Deconsolidation Date and ending after the Deconsolidation Date.

         "TAX" means any charges, fees, levies, imposts, duties, or other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environmental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority including any interest, additions to tax, or penalties applicable or related thereto.

         "TAX ASSET" means any Tax Item that could reduce a Tax, including a net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or credit related to alternative minimum tax or any other Tax credit.

         "TAX AUTHORITY" means a governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the Service).

         "TAX ITEM" means any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

         "TAX RETURN" means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated tax) required to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

         "TAX SAVING AMOUNT" has the meaning set forth in Section 6.3(b) of this Agreement.

         "TRANSFER TAXES" means all transfer, documentary, sales, use, registration, value-added and other similar Taxes (including any applicable real estate transfer Taxes) and related amounts (including any penalties, interest and additions to Tax) arising as a result of or otherwise incurred by any of the parties hereto as a result of any of the transactions effected in connection with the IPO.


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

         "TREASURY REGULATIONS" means the final, temporary and proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "TRUE TIME COMBINED TAX LIABILITY" means, with respect to any taxable period, True Time's liability for Non-Federal Combined Taxes as determined under Section 4.3 of this Agreement.

         "TRUE TIME FEDERAL INCOME TAX LIABILITY" means, with respect to any taxable period, True Time's liability for Federal Income Taxes as determined under Section 4.2 of this Agreement.

         "TRUE TIME DECONSOLIDATION TAX RETURN" has the meaning set forth in section 9.2(a) of this Agreement.

SECTION 2.  PREPARATION AND FILING OF TAX RETURNS

         2.1 IN GENERAL (a) OYO shall have the sole and exclusive responsibility for the preparation (except to the extent provided in Sections 2.2(c) and (d) of this Agreement) and filing of: (1) all Consolidated Returns and (2) all Combined Returns. [Notwithstanding the immediately preceding sentence, True Time shall (subject to Section 2.2(b) of this Agreement) be responsible for preparing and filing any Combined Return of True Time described in clause (ii)(A) of the definition of "Combined Return."

         (b) Except as otherwise provided in Section 2.1(a) of this Agreement, True Time shall have the sole and exclusive responsibility for the preparation and filing of all Tax Returns of True Time; provided that, for taxable periods during all or part of which OYO owns directly or indirectly fifty percent (50%) or more of the outstanding stock (by vote or value) of True Time, True Time shall, at the request of OYO, submit such Tax Returns to OYO (no later than fifteen (15) days prior to the due date for the filing of such Tax Returns (taking into account applicable extensions)) for OYO's review and approval, which approval shall not be unreasonably withheld.

         2.2 MANNER OF PREPARING AND FILING TAX RETURNS (a) All Tax Returns filed after the date of this Agreement by OYO, any OYO Affiliate, or True Time shall be (1) prepared in a manner that is consistent with Section 5.1 of this Agreement, and (2) filed on a timely basis (taking into account applicable extensions) by the party responsible for such filing under Section 2.1 of this Agreement.

         (b) Subject to Sections 2.2(c) and (d) of this Agreement, OYO shall have the exclusive right, in its sole discretion, with respect to any Tax Return described in the first sentence of Section 2.1(a) of this Agreement(without regard to which party is responsible for preparing and filing such Tax Return) to determine (1) the manner in which such Tax Return shall be prepared and filed, including the elections, methods of accounting, positions, conventions and principles of taxation to be used and the manner in which any Tax Item shall be reported, (2) whether any extensions may be requested, (3) the elections that will be made by OYO, any OYO Affiliate, and True Time on such Tax Return, (4) whether any amended Tax Returns shall be filed, (5) whether any claims for refund shall be made, (6) whether any refunds shall be paid by way of refund or credited against any liability for the related Tax, and (7) whether to retain outside firms to prepare or review such Tax Return.

         (c) True Time shall be responsible for preparing the portions of the Consolidated Returns and Combined Returns (including making any related elections) that relate exclusively to True Time. True Time shall submit (1) any portions of the Tax Returns referred to in the immediately preceding sentence or (2) any Combined Return referred to in the last sentence of Section 2.1(a) of this Agreement to OYO at least forty-five (45) days (or such shorter period as agreed to by OYO) prior to the due date for the filing of such Tax Returns (taking into account applicable extensions) for OYO's review and approval, which approval shall not be unreasonably withheld. True Time shall advise OYO, each time that it delivers the portion of a Consolidated Return or Combined Return for which it is responsible pursuant to this Section 2.2(c) or any Combined Return referred to in the last sentence of Section 2.1(a) of this Agreement, that there is substantial authority (within the meaning of Section 1.6662-4(d) of the Treasury Regulations) with respect to United States federal, state and local Tax Returns or similar appropriate authoritative support with respect to any Tax Return other than United States federal, state and local Tax Returns for each of the positions set forth on such portion of the Tax Return or such Combined Return.

         (d) True Time shall have the right to request that OYO file an amended Tax Return or claim for refund relating to the portion of any Consolidated Return or Combined Return which True Time is responsible for preparing under
Section 2.2(c) of this Agreement. True Time shall be responsible for preparing the portion of such amended Tax Return or claim for refund relating to the portion of the Consolidated Return or Combined Return which True Time is responsible for preparing under Section 2.2(c) of this Agreement. True Time shall submit such portion of the amended Tax Return or claim for refund to OYO no later than forty-five (45) days prior to its filing for OYO's review and approval, which approval shall not be unreasonably withheld.

         2.3 AGENT. Subject to the other applicable provisions of this Agreement, True Time hereby irrevocably designates OYO as its sole and exclusive agent and attorney-in-fact to take such action (including execution of documents) as OYO, in its sole discretion, may deem appropriate in any and all matters (including Audits) relating to any Tax Return described in Section 2.1(a) of this Agreement. True Time agrees to execute such powers of attorney and to take such other actions as may be necessary to confirm Oyo's status as its agent hereunder.

SECTION 3. PAYMENT OF TAXES TO TAX AUTHORITIES


         3.1 FEDERAL INCOME TAXES. OYO shall pay (or cause to be paid) to the Service all Federal Income Taxes with respect to any Consolidated Return due and payable for all Pre-Deconsolidation Periods.


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

         3.2 NON-FEDERAL COMBINED TAXES. OYO shall pay (or cause to be paid)to the appropriate Tax Authorities all Non-Federal Combined Taxes with respect to any Combined Return due and payable for all Pre-Deconsolidation Periods; provided that, with respect to those Tax Returns described in clauses (ii) and(iii) of the definition of "Combined Return," OYO shall pay (or cause to be paid) to the appropriate Tax Authorities all Taxes due with respect to any Tax Return of OYO (or any OYO Affiliate) and True Time shall pay (or cause to be paid) to the appropriate Tax Authorities all Taxes due with respect to any Tax Return of True Time.

         3.3 NON-FEDERAL SEPARATE TAXES. True Time shall pay (or cause to be paid) to the appropriate Tax Authorities all Non-Federal Separate Taxes of True Time.

         3.4 OTHER FEDERAL TAXES. The parties shall each pay (or cause to be paid) to the appropriate Tax Authorities all of their respective Federal Taxes (excluding Federal Income Taxes for Pre-Deconsolidation Periods which are governed by Section 3.1 of this Agreement).

         3.5 TRANSFER TAXES. True Time shall pay (or cause to be paid) to the appropriate Tax Authorities all the Transfer Taxes.

SECTION 4.  ALLOCATION OF TAXES

         4.1 TRUE TIME LIABILITY FOR FEDERAL INCOME TAXES AND NON-FEDERAL COMBINED TAXES. For each Pre-Deconsolidation Period ending before the Deconsolidation Date, True Time shall be liable for and shall pay to OYO an amount equal to the sum of the True Time Federal Income Tax Liability and the True Time Combined Tax Liability for such taxable period in accordance with the Prior Arrangement.

         4.2 TRUE TIME FEDERAL INCOME TAX LIABILITY. With respect to each Pre-Deconsolidation Period beginning after September 30, 1999 (including the Straddle Period), the True Time Federal Income Tax Liability for such taxable period shall be True Time's liability for Federal Income Taxes for such taxable period, as determined on a Pro Forma True Time Tax Return prepared: (a) on a basis consistent with the preparation of the Tax Return for such period (including whether regular Tax or federal alternative minimum Tax applies with respect to the Tax Return), determined by including only Tax Items of members of True Time which are included in the Tax Return and by allocating Tax Assets to True Time to the extent that the Tax Asset was created by True Time and such Tax Asset was actually utilized on the relevant Tax Return; and (b) applying the highest statutory marginal corporate income Tax rate in effect for such taxable period (or portion thereof); provided that, in the event that the federal alternative minimum Tax applies to the Tax Return, the True Time Federal Income Tax Liability shall equal the lesser of(i) the alternative minimum Tax liability with respect to the Tax Return that would result by including only Tax Items and Tax Assets of members of True Time included in the Tax Return or (ii) the aggregate Tax liability payable with respect to such Tax Return.

         4.3 TRUE TIME COMBINED TAX LIABILITY. With respect to any Pre-Deconsolidation Period beginning on or before the Deconsolidation Date and ending after the Deconsolidation Date,


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

the True Time Combined Tax Liability shall be the sum for such taxable period of True Time's liability for each Non-Federal Combined Tax, as determined on Pro Forma True Time Combined Returns prepared in a manner consistent with the principles and procedures set forth in Section 4.2 hereof.

         4.4 COOPERATION. (a) OYO and True Time shall prepare jointly any Pro Forma True Time Tax Returns and Pro Forma True Time Combined Returns. OYO and True Time agree to cooperate in good faith in connection with the preparation of such pro forma tax returns and agree to make reasonably available any documents, information or employees in connection therewith.

         (b) The Pro Forma True Time Tax Returns and Pro Forma True Time Combined Returns shall be completed no later than sixty (60) days following the date on which the related Tax Return or Combined Return, as the case may be, is filed with the appropriate Tax Authority. Any disputes relating to the reporting of any Tax Item on the pro forma tax returns that have not been resolved within the sixty (60) day period referred to in the immediately preceding paragraph shall be referred to the Independent Firm, in accordance with the principles and procedures set forth in Section 8 of this Agreement.

         4.5  TAX SHARING INSTALLMENT PAYMENTS. (a) FEDERAL INCOME TAXES.
Not later than two (2) business days prior to each Estimated Federal Income Tax Installment Date with respect to any Pre-Deconsolidation Period, the parties shall, consistent with past practice, determine under the principles of Section 6655 of the Code the estimated amount of the related installment of the True Time Federal Income Tax Liability. True Time shall pay to OYO no later than five (5) business days after such Estimated Tax Installment Date the amount thus determined. The parties acknowledge and agree that, for purposes of this
Section 4.5(a), True Time has paid to OYO $__________ as of the date hereof, with respect to the taxable period beginning October 1, 1999.

         (b) NON-FEDERAL COMBINED TAXES. (1) OYO TAX RETURNS. OYO shall, in connection with any installment payment (payable with respect to any Combined Return prepared and filed by OYO) with respect to Non-Federal Combined Taxes for any Pre-Deconsolidation Period, consistent with past practice, determine the estimated amount of the related installment of the True Time Combined Tax Liability. Within the first ten (10) business days of any month, OYO may provide True Time with a written statement setting forth amounts owed by True Time in connection with any installment payments with respect to Non-Federal Combined Taxes made by OYO for the immediately preceding month and any other month for which a statement has not previously been provided by OYO. True Time shall pay the amounts set forth on any statement within seven (7) business days following the receipt of such statement. The parties acknowledge and agree that, for purposes of this Section 4.5(b)(1), True Time has paid to OYO $_______________ in the aggregate as of the date hereof, with respect to the taxable period beginning _______________, 1999.

                  (2) TRUE TIME TAX RETURNS. True Time shall, in connection with any installment payment (payable with respect to any Combined Return prepared and filed by True

Time) with respect to Non-Federal Combined Taxes for any Pre-Deconsolidation Period, consistent with past practice, determine the estimated amount of the related installment of the True Time Combined Tax Liability. Within the first ten (10) business days of any month, True Time may provide OYO with a written statement setting forth amounts owed by OYO in connection with any installment payments with respect to Non-Federal Combined Taxes made by True Time for the immediately preceding month and any other month for which a statement has not previously been provided by True Time. The amount payable by OYO pursuant to the immediately preceding sentence shall equal the aggregate amount of the installment payment made by True Time less the estimated amount of the True Time Combined Tax Liability related to such installment as determined in the first sentence of this Section 4.5(b)(2). OYO shall pay the amounts set forth on any statement within seven (7) business days following the receipt of such statement.

         4.6 TAX SHARING TRUE-UP PAYMENTS (a) FEDERAL INCOME TAXES. Not later than fifteen (15) days following the completion of any Pro Forma True Time Tax Return (as prepared initially or as revised), True Time shall pay to OYO, or OYO shall pay to True Time, as appropriate, an amount equal to the difference, if any, between the True Time Federal Income Tax Liability for the Pre-Deconsolidation Period and the aggregate amount paid by True Time with respect to such period under Section 4.5(a) of this Agreement.

         (b) NON-FEDERAL COMBINED TAXES. Not later than fifteen (15) days following the completion of any Pro Forma True Time Combined Return, True Time shall pay to OYO, or OYO shall pay to True Time, as appropriate, an amount equal to the difference, if any, between the True Time Combined Tax Liability for the Pre-Deconsolidation Period and the amounts paid by True Time with respect to such period under Sections 4.5(b)(1) and (2) of this Agreement. For purposes of this Section 4.6(b), the amounts paid by True Time under (i) Section 4.5(b)(1) shall be the amounts paid to OYO and (ii) Section 4.5(b)(2) shall be the amounts paid to the relevant Tax Authority less any amounts received from OYO.

         4.7 REDETERMINATION AMOUNTS (a) PRE-DECONSOLIDATION PERIODS BEGINNING BEFORE THE DECONSOLIDATION DATE AND ENDING ON OR AFTER THE DECONSOLIDATION DATE. For any Pre-Deconsolidation Period beginning before the Deconsolidation Date and ending on or after the Deconsolidation Date, in the event of a redetermination of any Tax Item of any member of a Consolidated Group or Combined Group as a result of a Final Determination, the filing of a Tax refund claim or the filing of an amended Tax Return pursuant to which Taxes are paid to a Tax Authority or a refund of Taxes is received from a Tax Authority, OYO and True Time shall prepare jointly, in accordance with the principles and procedures set forth in this Section 4,revised Pro Forma True Time Tax Returns and/or revised Pro Forma True Time Combined Returns, as appropriate, to reflect the redetermination of such Tax Item as a result of such Final Determination, filing of a Tax refund claim or filing of an amended Tax Return no later than 60 days following the date of the Final Determination, the filing of the tax refund claim or the amended tax return, as the case may be. Following the completion of such revised pro forma tax returns, True Time's obligations under Sections 4.1 and 4.6 hereof to make or receive payments shall be redetermined, and True Time shall make or receive such payments within 15 days of the completion of the revised Pro Forma True Time Tax Returns.

         (b) PRE-DECONSOLIDATION PERIODS BEGINNING BEFORE THE
DECONSOLIDATION DATE AND ENDING BEFORE THE DECONSOLIDATION DATE.
For any Pre-Deconsolidation Period beginning before the Deconsolidation Date and ending before the Deconsolidation Date, in the event of a redetermination of any Tax Item of any member of a Consolidated Group or Combined Group as a result of a Final Determination, the filing of a Tax refund claim or the filing of an amended Tax Return pursuant to which Taxes are paid to a Tax Authority or a refund of Taxes is received from a Tax Authority, OYO and True Time shall prepare jointly, in accordance with the principles and procedures set forth in this Section 4, Pro Forma True Time Tax Returns and Pro Forma True Time Combined Returns, as appropriate, both without regard to the redetermined Tax Item (which may be different than the amount allocated to True Time under the Prior Agreement) and with regard to the redetermined Tax Item no later than 60 days following the date of the Final Determination, the filing of the Tax refund claim or the amended Tax Return, as the case may be. True Time shall pay to OYO the amount by which the Tax liability reflected on the pro forma tax return with regard to the redetermined Tax Item exceeds the Tax liability reflected on the pro forma tax return without regard to the redetermined Tax Item, and OYO shall pay to True Time the amount by which the Tax liability reflected on the pro forma tax return without regard to the redetermined Tax Item exceeds the Tax liability reflected on the pro forma tax return with regard to the redetermined Tax Item in either case such payment to be made within 15 days of the completion of the pro forma tax returns dealing with the redetermined Tax Item.

         4.8 PAYMENT OF TAXES FOR POST-DECONSOLIDATION PERIODS. Except as otherwise provided in this Agreement, OYO shall pay or cause to be paid all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to Tax Returns relating to PostDeconsolidation Periods for which OYO has filing responsibility, including under this Agreement. Except as otherwise provided in this Agreement, True Time shall pay or cause to be paid all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to Tax Returns relating to Post- Deconsolidation Periods for which True Time has filing responsibility, including under this Agreement.

SECTION 5.        TAX ATTRIBUTES

         5.1 ALLOCATION OF TAX ITEMS. (a) IN GENERAL. All Tax computations for(i) any Pre-Deconsolidation Period ending on a Deconsolidation Date, (ii) the immediately following taxable period of True Time or any True Time Affiliate and
(iii) any Straddle Period, shall be made pursuant to the principles of Section1.1502-76(b) of the Treasury Regulations or of a corresponding provision under the laws of other jurisdictions and, to the extent possible, in a manner consistent with the principles set forth in Section 4.2(a) and (b) of this Agreement.

         (b) REATTRIBUTION. In the event of a Deconsolidation, OYO may, at its option, elect to reattribute to itself certain Tax Items of True Time pursuant to Section 1.1502-20(g) of the Treasury Regulations. If OYO makes such election, True Time shall comply with the requirements of Section1.1502-20(g)(5) of the Treasury Regulations.

         5.2 POST-DECONSOLIDATION. To the extent permitted by applicable law, following any Deconsolidation and except as otherwise provided herein, the relevant Tax Assets with respect to the Consolidated Group or Combined Group, as the case may be, shall be allocated to the corporation or entity that created or generated the Tax Asset.

SECTION 6.   ADDITIONAL OBLIGATIONS

         6.1 PROVISION OF INFORMATION AND MUTUAL COOPERATION. (a) OYO, OYO Affiliates, and True Time shall (1) furnish to the other in a timely manner such information, documents and other materials as the other may reasonably request for purposes of (i) preparing any Tax Return (or pro forma Tax return prepared in accordance with Section 4 hereof) or portion hereof for which the other has responsibility for preparing under this Agreement, (ii) contesting or defending any Audit, and (iii) making any determination or computation necessary or appropriate under this Agreement, (2) make its employees available to the other to provide explanations of documents and materials and such other information as the other may reasonably request in connection with any of the matters described in subclauses (i), (ii) and (iii)of clause (1) above, (3) reasonably cooperate in connection with any Audit.

         (b) OYO, OYO Affiliates and True Time shall retain and provide on reasonable demand to each other books, records, documentation or other information relating to any Tax Return or Audit, with respect to any taxable period in which OYO owns, directly or indirectly, 50% or more (by vote or value) of the outstanding stock of True Time, until the later of (i) the expiration of the applicable statute of limitations (after giving effect to any extension, waiver, or mitigation thereof) and (ii) in the event any claim is made under this Agreement or by any Tax Authority for which such information is relevant, until a Final Determination is reached with respect to such claim. Notwithstanding anything to the contrary included in this Agreement, the parties will comply in all respects with the requirements of any applicable record retention agreement with the Service or other Tax Authority.

         (c) Notwithstanding any other provision of this Agreement, no member of the OYO Group shall be required to provide True Time access to or copies of (1) any Tax information that relates exclusively to any member of the OYO Group, (2) any Tax information as to which any member of the OYO Group is entitled to assert the protection of any Privilege, or (3) any Tax information as to which any member of the OYO Group is subject to an obligation to maintain the confidentiality of such information. OYO shall use reasonable efforts to separate any such information from any other information to which True Time is entitled to access or to which True Time is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this Section 6.1(c).

         (d) Notwithstanding any other provision of this Agreement, with respect to Tax information that relates to any taxable period in which True Time is no longer included in the Consolidated Group of which OYO is the common parent and no Combined Return is filed, no member of True Time shall be required to provide OYO or any OYO Affiliate access to or copies of (1) any Tax information as to which any member of True Time is entitled to assert the protection of any Privilege or (2) any Tax information as to which any member of True Time is subject to an obligation to maintain the confidentiality of such information. True Time shall use reasonable efforts to separate any such information from any other information to which OYO is entitled to access or to which OYO is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this Section 6.1(d).

         6.2 INDEMNIFICATION. (a) FAILURE TO PAY. OYO and each OYO Affiliate shall jointly and severally indemnify True Time its directors, officers and employees, and hold them harmless from and against any Tax or Loss that is attributable to, or results from the failure of OYO or any OYO Affiliate to make any payment required to be made under this Agreement. True Time shall jointly and severally indemnify OYO, each OYO Affiliate and their respective directors, officers and employees, and hold them harmless from and against any Tax or Loss that is attributable to, or results from, the failure of True Time to make any payment required to be made under this Agreement.

         (b) INACCURATE OR INCOMPLETE INFORMATION. OYO and each OYO Affiliate shall jointly and severally indemnify True Time and its directors, officers and employees, and hold them harmless from and against any Tax or Loss attributable to the negligence of OYO or any OYO Affiliate in supplying True Time with inaccurate or incomplete information, in connection with the preparation of any Tax Return or any Audit. True Time shall jointly and severally indemnify OYO, each OYO Affiliate and their respective directors, officers and employees, and hold them harmless from and against any Tax or Loss attributable to the negligence of True Time in supplying OYO or any OYO Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return or any Audit.

         6.3 TAX CONSEQUENCES OF PAYMENTS. (a) TAX CHARACTERIZATION OF PAYMENTS. For all Tax purposes and notwithstanding any other provision of this Agreement, to the extent permitted by applicable law, the parties hereto shall treat any payment made pursuant to this Agreement (other than any payment made in satisfaction of an inter-company obligation) as a payment of its share of Taxes or as a capital contribution or dividend distribution, as the case may be, immediately prior to the date hereon and, accordingly, as not includible in the taxable income of the recipient. If, as a result of a Final Determination, it is determined that the receipt or accrual of any payment made under this Agreement is taxable to the Indemnitee (as defined in Section 6.3(b) of this Agreement), the Indemnitor (as defined in Section 6.3(b) of this Agreement) shall pay to the Indemnitee an amount equal to any increase in the Income Taxes of the Indemnitee as a result of receiving the payment from the Indemnitor (grossed up to take into account such payment, if applicable).

         (b) ADJUSTMENTS TO PAYMENTS. Any party that has received a payment("Indemnitee") under this Agreement from another party ("Indemnitor") with respect to any Taxes suffered or incurred by the Indemnitee ("Indemnified Loss") shall pay to such Indemnitor an amount equal to any "Tax Saving Amount" realized by the Indemnitee promptly upon its receipt. For purposes of his
Section 6.3(b), the Tax Saving Amount shall equal the amount by which the Income Taxes of the Indemnitee or any of its affiliates are reduced (including, without limitation, through the receipt of a refund, credit or otherwise), plus any related interest received from a Tax Authority, as a result of claiming as a deduction or offset on any relevant Tax Return amounts attributable to an Indemnified Loss (the "Indemnifiable Loss Deduction"), net of the amount by which the Income Taxes of the Indemnitee or any of its affiliates are increased (including, without limitation, through the receipt of a refund, credit or otherwise), plus any related interest assessed by a Tax Authority as a result of reporting the indemnity payment on any relevant Tax Return.

         (c) REPORTING OF INDEMNIFIABLE LOSS. In the event that an Indemnitee incurs an Indemnified Loss, such Indemnitee shall claim as a deduction or offset on any relevant Tax Return (including, without limitation, any claim for refund)such Indemnified Loss to the extent such position is supported by "substantial authority" (within the meaning of Section 1.6662-4(d) of the Treasury Regulations) with respect to United States federal, state and local Tax Returns or has similar appropriate authoritative support with respect to any Tax Return other than United States federal, state and local Tax Returns. The Indemnitee shall have primary responsibility for the preparation of its Tax Returns and reporting thereon such Indemnifiable Loss Deduction; provided, that the Indemnitee shall consult with, and provide the Indemnitor with a reasonable opportunity to review and comment on the portion of the Indemnitee's Tax Return relating to the Indemnified Loss. If a dispute arises between the Indemnitee and the Indemnitor as to whether there is "substantial authority" (with respect to United States federal, state and local Tax Returns) or similar appropriate authoritative support (with respect to any Tax Return other than United States federal, state and local Tax Returns) for the claiming of an Indemnifiable Loss Deduction, such dispute shall be resolved in accordance with the principles and procedures set forth in Section 8 of this Agreement. Both OYO and True Time shall act in good faith to coordinate their Tax Return filing positions with respect to the taxable periods that include an Indemnifiable Loss Deduction. There shall be an adjustment to any Tax Saving Amount calculated under Section 6.3(b) hereof in the event of an Audit which results in a Final Determination that increases or decreases the amount of the Indemnifiable Loss Deduction reported on any relevant Tax Return of the Indemnitee. The Indemnitee shall promptly inform the Indemnifying Party of any such Audit and shall attempt in good faith to sustain the Indemnifiable Loss Deduction at issue in the Audit. Upon receiving a written notice of a Final Determination in respect of an Indemnifiable Loss Deduction, the Indemnitee shall redetermine the Tax Saving Amount attributable to the Indemnifiable Loss Deduction under Section 6.3(b) hereof, taking into account the Final Determination (the "Restated Tax Saving Amount"). If the Restated Tax Saving Amount is greater than the Tax Saving Amount, the Indemnitee shall promptly pay the Indemnitor an amount equal to the difference between such amounts. If the Restated Tax Saving

Amount is less than the Tax Saving Amount, then the Indemnitor shall promptly pay the Indemnitee an amount equal to the difference between such amounts.

         6.4 INTEREST. Payments pursuant to this Agreement that are not made within the period prescribed in this Agreement or, if no period is prescribed, within fifteen (15) days after demand for payment is made (the "Payment Period") shall bear interest for the period from and including the date immediately following the last date of the Payment Period through and including the date of payment (the "Interest Accrual Period") at a per annum rate equal to the long-term applicable federal rate ("AFR") in effect on the last day of such Payment Period, plus 200 basis points. Such interest will be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days for which due.

SECTION 7.   AUDITS

         7.1 IN GENERAL (a) Subject to Section 7.1(b) of this Agreement, OYO shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of OYO, any OYO Affiliate, or True Time in any Audit relating to any Tax Return described in Section 2.1(a) of this Agreement (other than those returns described in clause (ii)(A) of the definition of "Combined Returns") and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit. OYO's rights shall extend to any matter pertaining to the management and control of an Audit, including, without limitation, execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax Item.

         (b) True Time shall have the right to control, contest and represent the interests of True Time or any True Time Affiliate in any Audit relating directly to any Tax Item included on the portion of any Consolidated Return or Combined Return (such as those returns described in clause (ii)(A) of the definition of "Combined Return") which True Time is responsible for preparing pursuant to Section2.2(c) of this Agreement and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of such Audit; provided that, the entering into of any such resolution, settlement or agreement or any decision in connection with (including the entering into of) any judicial or administrative proceeding relating to Taxes shall be subject to the review and approval of OYO, which approval shall not be unreasonably withheld.

         (c) True Time shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of True Time in any Audit relating to any Tax Return described in Section2.1(b) of this Agreement as the sole responsibility of True Time and to resolve, settle, or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit; provided that, for taxable periods during all or part of which OYO owns fifty percent (50%) or more of the outstanding stock (by vote or value) of True Time, the entering into of any such resolution, settlement or agreement or any decision in connection with (including the entering into of) any judicial or administrative proceeding relating to Taxes shall be subject to OYO's review and approval, which approval shall not be unreasonably withheld.

         7.2 NOTICE. If OYO or any member of the OYO Group receives written notice of, or relating to, an Audit from a Tax Authority that asserts, proposes or recommends a deficiency, claim or adjustment that, if sustained, would result in the redetermination of a Tax Item of a member of True Time, OYO shall promptly provide a copy of such notice to True Time (but in no event later than thirty (30) days following the receipt of such notice). If any member of True Time receives written notice of, or relating to, an Audit from a Tax Authority with respect to a Tax Return described in Section 2.1(a) of this Agreement, True Time shall promptly provide a copy of such notice to OYO (but in no event later than thirty (30) days following the receipt of such notice).

         7.3 FAILURE TO NOTIFY. The failure of OYO or True Time to notify the other of any matter relating to a particular Tax for a taxable period or to take any action specified in this Agreement shall not relieve such other party of any liability and/or obligation which it may have under this Agreement with respect to such Tax for such taxable period except to the extent that such other party's rights hereunder are materially prejudiced by such failure.

         7.4 REMEDIES. True Time agrees that no claim against OYO and no defense to True Time's liabilities to OYO under this Agreement shall arise from the resolution by OYO of any deficiency, claim or adjustment relating to the redetermination of any Tax Item of OYO or an OYO Affiliate.

SECTION 8. DISPUTE RESOLUTION. In the event that OYO, on the one hand, and True Time, on the other hand, disagree as to the amount or calculation of any payment to be made under this Agreement, or the interpretation or application of any provision under this Agreement, the parties shall attempt in good faith to resolve such dispute. If such dispute is not resolved within sixty (60) days following the commencement of the dispute, OYO and True Time shall jointly retain a tax attorney that is a member of a nationally recognized law firm or "big five" accounting firm, which firm is independent of both parties (the "Independent Firm"), to resolve the dispute. The Independent Firm shall act as an arbitrator to resolve all points of disagreement and its decision shall be final and binding upon all parties involved. Following the decision of the Independent Firm, OYO and True Time shall each take or cause to be taken any action necessary to implement the decision of the Independent Firm. The fees and expenses relating to the Independent Firm shall be borne equally by OYO and True Time.

SECTION 9.  IPO RELATED ITEMS.

         9.1 LIABILITY FOR DECONSOLIDATION TAXES; GOOD FAITH. Notwithstanding any other provision of this Agreement, OYO shall be responsible for the payment of, and shall indemnify and hold True Time harmless from and against Deconsolidation Taxes, except those Deconsolidation Taxes related to the intercompany items attributed to True Time under section 1.1502-13 of the Treasury Regulations which should be the liability and obligation of True Time. Each of the parties hereto agrees to act in good faith and without negligence in connection with the Tax reporting of and all other aspects related to the Tax consequences of the IPO and

Deconsolidation and shall be responsible for any Taxes or Losses arising from any failure to act in good faith or any negligent act or omission with respect thereto.

         9.2 TAX REPORTING OF IPO RELATED ITEMS. Any Tax Return (or portion thereof) that includes any Tax Item relating to any Deconsolidation (to the extent resulting in Deconsolidation Taxes) shall be prepared and filed by the party responsible for preparing and filing such Tax Return (or portion thereof) under Sections 2.1 and 2.2 of this Agreement; provided that, notwithstanding any other provision of this Agreement, if True Time is the party responsible for preparing any such Tax Return (or portion thereof) (each a "True Time Deconsolidation Tax Return"), True Time shall provide any such True Time Deconsolidation Tax Return (or portion thereof) to OYO (no later than forty-five
(45) days (or such shorter period as agreed to by OYO) prior to the due date for the filing of such Tax Return (taking into account applicable extensions)), for OYO's review and approval, which approval, to the extent it relates to any Tax Item relating to any Deconsolidation (to the extent resulting in Deconsolidation Taxes), may be withheld by OYO in its sole discretion and any such Tax Item shall be reported as determined by OYO in its sole discretion (so long as such reporting position is supported by "substantial authority" (within the meaning of Section1.6662-4(d) of the Treasury Regulations) with respect to United States federal, state and local Tax Returns or has similar appropriate authoritative support with respect to any Tax Return other than United States federal, state and local Tax Returns).

         9.3 AUDITS RELATING TO IPO. Notwithstanding any other provision of this Agreement, OYO shall have the exclusive right, or its sole discretion, to control, contest, and represent the interests of OYO, any OYO Affiliate, or True Time in any Audit with respect to Tax Items related to the Deconsolidation (to the extent resulting in Deconsolidation Taxes), and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit. OYO's rights shall extend to any matter pertaining to the management and control of an Audit, including execution of waivers, choice of forum, scheduling of conferences and there solution of any Tax Item.

SECTION 10.   MISCELLANEOUS

         10.1 EFFECTIVENESS. This Agreement shall become effective upon execution by both parties hereto.

         10.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below; provided, telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the business day after delivery to an overnight courier service or the Express mail service maintained by the United States Postal Service; provided, receipt of delivery has been confirmed, or
(iv)on the fifth day after mailing; provided, receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

         If to OYO or any OYO Affiliate, to:

                  OYO Corporation U.S.A.
                  Attn: Mr. Ernest M. Hall, Jr.
                  7334 Gessner Road
                  Houston, Texas 77040
                  Telephone: (713) 939-9700



         If to True Time or any True Time Affiliate to:

                  TRUE TIME, INC.
                  2835 Duke Court
                  Santa Rose, CA  95407
                  Telephone:  (707) 528-1230
                  Facsimile:

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

         10.3 CHANGES IN LAW. Any reference to a provision of the Code or a law of another jurisdiction shall include a reference to any applicable successor provision or law.

         10.4 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

         10.5 AUTHORIZATION, ETC. Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement, instrument or order binding on such party.

         10.6 COMPLETE AGREEMENT. This Agreement shall constitute the entire agreement between OYO or any OYO Affiliate and True Time with respect to the subject matter hereof and shall supersede all previous agreements (including the Prior Arrangement which shall be terminated between Oyo and True Time on the effective date of the IPO), negotiations, commitments and writings with respect to such subject matter. Notwithstanding the Prior Arrangement shall be terminated on the effective date of the IPO, the Taxes allocated to True Time under the Prior Arrangement for Pre-Deconsolidation Periods ending before the Deconsolidation Date shall remain so allocated with only the Pre-Deconsolidation Period redetermination amounts determined after the effective date of the IPO and any ancillary effects thereto to be determined under this Agreement. Unless the context indicates otherwise, any reference to True Time in this Agreement shall refer to True Time and any reference to OYO in this Agreement shall refer to OYO and the OYO Affiliates.

         10.7 INTERPRETATION. The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.

         10.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

         10.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.11 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of OYO, the OYO Affiliates, and True Time, and is not intended to confer upon any other person any rights or remedies hereunder.

         10.12 JURISDICTION; FORUM (a) By the execution and delivery of this Agreement, OYO, OYO Affiliates and True Time submit to the personal jurisdiction of any state or federal court in the State of Texas in any suit or proceeding arising out of or relating to this Agreement.

         (b) To the extent that OYO, OYO Affiliates, and True Time, has or hereafter may acquire any immunity from jurisdiction of any Texas court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, OYO, OYO Affiliates, or True Time, as the case may be, hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

         (c) The parties hereto agree that an appropriate and convenient, non-exclusive forum for any disputes between any of the parties hereto or the OYO Affiliates arising out of this Agreement shall be in any state or federal court in the State of Texas.

         10.13 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the parties.




         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.


         OYO CORPORATION U.S.A.
         on behalf of itself and its affiliates

         By_______________________________________
         Name:____________________________________
         Title:_____________________________________

         TRUE TIME, INC.

         By_______________________________________
         Name:____________________________________
         Title:_____________________________________





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